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                                                                       EXHIBIT A


                                    AGREEMENT

        The undersigned agree that this Schedule 13D relating to the Common Stock of Foothill Independent Bancorp shall be filed on behalf of each of the undersigned.

Dated:  January 27, 1999



                                    BASSWOOD PARTNERS, L.P.

                                    By: Basswood Management, Inc.,
                                        its General Partner

                                    By:------------------------------
                                         Name: Matthew Lindenbaum
                                         Title:  President


                                    ---------------------------------
                                            Matthew Lindenbaum


                                    ---------------------------------
                                            Bennett Lindenbaum